International Business Machines
New Orchard Road
Armonk, NY 10504

January 30, 2023


Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits; Vice
President, Executive Compensation; and Manager, Executive
Compensation Operations and Officer Services; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as an Executive Officer of IBM any Securities and Exchange Commission forms or documentsin connection with any transactions by me in IBM securities,including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and
Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.


J. Daly		_____/s/ J. Daly_____________________
P. E. Dunkle, Jr.	______/s/ P. E. Dunkle, Jr.__________
D. Glowienka	______/s/ D. Glowienka________________
R. Hayes	___________/s/ R. Hayes_____________________
L. Mallardi	____________/s/ L. Mallardi_________________
J. Mancillas	______/s/ J. Mancillas________________
J. Pomazal	____________/s/ J. Pomazal___________________
F. Sedlarcik	______/s/ F. Sedlarcik_________________
L. Sousa	____________/s/ L. Sousa____________________


This authorization shall remain in effect for as long as I remain an executive officer of IBM.


              			Very truly yours,

              			/s/ Nicolas Fehring
				Nicolas Fehring